UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2019

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth below in Item 2.03 is incorporated in its entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective on February 18, 2019, Document Security Systems, Inc. (the “Company” or “Borrower”) entered into a Convertible Promissory Note (the “Note”) with LiquidValue Development Pte Ltd (the “Holder”) in the principal sum of $500,000 (the “Principal Amount”), of which up to $500,000 of the Principal Amount can be paid by the conversion of such amount into the Company’s common stock, par value $0.02 per share, up to a maximum of 446,428 shares of common stock (the “Common Stock”), at a conversion price of $1.12 per share. The Note carries a fixed interest rate of 8% per annum, and has a term of 12-months. Accrued interest is payable in cash in arrears on the last day of each calendar quarter, with the first interest payment due on June 30, 2019, and remains payable until the Principal Amount is paid in full.

The following constitute an event of default under the Note:

a. Borrower fails to pay any amount of principal, interest or other amounts under the Note when due and said failure continues for a period of thirty (30) days after Borrower’s receipt of written notice from Holder;

b. Borrower fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in this Note and such failure or neglect continues after Holder provided Borrower with thirty (30) days written notice thereof;

c. Any warranty or representation now or hereafter made by the Borrower in connection with this Note is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time pursuant to this Note by the Borrower to the Holder is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified;

d. A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Borrower which is not dismissed within sixty (60) days of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Borrower or the Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate action to authorize any of the foregoing;

e. Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; or

f. Borrower becomes insolvent or fails generally to pay its debts as they become due, and said failure continues for a period of thirty (30) days after written notice of same from the Holder to the Borrower.

The Common Stock issuable upon conversion of this Note is subject to additional listing approval by the NYSE American exchange, which approval has been applied for by the Company.

The Holder is a related party, owned by one of the Company’s directors. As such, the Note constitutes a related party transaction which has been duly approved by the Company’s Board of Directors and Audit Committee.

Neither the Note nor the Common Stock issuable upon conversion (collectively, the “Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold and issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. These Securities may not be offered or sold by the Holder in the absence of an effective registration statement or an applicable exemption from registration requirements.

The form of Note is filed as exhibit 10.1 to this report. The foregoing summary description of the terms of the Note is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note between Document Security Systems, Inc. and LiquidValue Development Pte Ltd dated February 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: February 22, 2019	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer